EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Current Report on Form 8-K dated June 17, 2011 and the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-157291, 333-153362, 333-164742 and 333-171947) of our report dated February 24, 2011 related to the consolidated financial statements and financial statement schedule of Endwave Corporation and its subsidiaries.

/s/ Burr Pilger Mayer, Inc.

San Jose, California June 21, 2011